SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 20, 2003

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation 1000 Nicollet Mall 31st Floor, Suite 3136 Minneapolis, Minnesota 55403 (612) 696-3102
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Item 5:  Other Events

The Monthly Servicer’s Certificates for the Monthly Period ended August 2, 2003 and the Monthly Certificateholders’ Statements for the Monthly Period ended August 2, 2003, with respect to the Floating Rate Class A Asset Backed Certificates, Series 2001-1, the Class B Asset Backed Certificates, Series 2001-1, the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust (the “Trust”), were delivered to the Trustee on August 20, 2003, and the Monthly Certificateholders’ Statements will be distributed to Certificateholders on August 25, 2003.

The above described Monthly Servicer’s Certificates are filed as Exhibits 20.1 and 20.3 to this Report. The above described Monthly Certificateholders’ Statements are filed as Exhibits 20.2 and 20.4 to this Report.

In August 1996, the Trust issued Series 1996-1 Class A Variable Funding Certificates in a private transaction (the “Series 1996 Certificates”).  On July 30, 2003 the Series 1996 Certificates were paid in full and Target Receivables Corporation elected to terminate Series 1996-1 in accordance with the terms of the Pooling and Servicing Agreement.

On July 25, 2003 the Class A Asset Backed Certificates, 5.90% Series 1998-1 were paid in full and all of the Class B Asset Backed Certificates, Series 1998-1 were held by Target Receivables Corporation which elected to terminate Series 1998-1 in accordance with the terms of the Pooling and Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2003

TARGET RECEIVABLES CORPORATION

	By:	/s/ Terrence J. Scully

	Name:	Terrence J. Scully
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

20.1	Series 2001-1 Monthly Servicer’s Certificate for the Monthly Period ended August 2, 2003.

20.2	Series 2001-1 Monthly Certificateholders’ Statement for the Monthly Period ended August 2, 2003.

20.3	Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended August 2, 2003.

20.4	Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended August 2, 2003.